Exhibit 11


                            FOCUS ENHANCEMENTS, INC.
                  STATEMENT OF COMPUTATION OF INCOME PER SHARE


Nine months ended  Nine months ended
                                                               September 30,     September 30,
                                                                    2000              1999
                                                                                 (As Restated)
Net income                                                      $(5,208,394)      $   193,622

Basic:

Weighted average number of common shares outstanding             25,003,382        18,210,783

Diluted:


Weighted average number of common shares outstanding             25,003,382        18,210,783
Weighted average common equivalent shares                                --           462,980

Weighted average number of common and common equivalent
shares outstanding used to calculate per share data              25,003,382        18,673,763

Net income per share
        Basic                                                   $     (0.21)      $      0.01
                                                                ===========       ===========
        Diluted                                                 $     (0.21)      $      0.01
                                                                ===========       ===========



                            FOCUS ENHANCEMENTS, INC.
                  STATEMENT OF COMPUTATION OF INCOME PER SHARE



                                                            Three months ended  Three months ended
                                                               September 30,       September 30,
                                                                    2000               1999
                                                                                   (As Restated)
Net income                                                       $(2,516,846)      $    77,310

Basic:

Weighted average number of common shares outstanding              25,863,036        19,061,111

Diluted:


Weighted average number of common shares outstanding              25,863,036        19,061,111
Weighted average common equivalent shares                                 --           328,573

Weighted average number of common and common equivalent
shares outstanding used to calculate per share data               25,863,036        19,389,684

Net income per share
        Basic                                                    $     (0.10)      $      0.00
                                                                 ===========       ===========
        Diluted                                                  $     (0.10)      $      0.00
                                                                 ===========       ===========